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                                                                   EXHIBIT 8.1




                                   May 7, 1998


FelCor Suite Hotels, Inc.
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas  75062

Morgan Stanley Dean Witter
Merrill Lynch & Co.
Prudential Securities Incorporated
Salomon Smith Barney
   As representatives of the Underwriters
   named in Schedule A of the Underwriting Agreement
   c/o Morgan Stanley Dean Witter
        1585 Broadway
        New York, New York  10036


                            FelCor Suite Hotels, Inc.
                                Qualification as
                          Real Estate Investment Trust

Ladies and Gentlemen:

         We have acted as tax counsel to FelCor Suite Hotels, Inc., a Maryland corporation (the "Company"), in connection with (i) the preparation of a Form S-3 registration statement (No. 333-46357) filed with the Securities and Exchange Commission ("SEC") on February 13, 1998, as amended through the date hereof (the "Registration Statement"), (ii) the offering and sale (the "Offering") of 5,750,000 depositary shares (the "Depositary Shares") each representing 1/100 of one share of the 9% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock") pursuant to a prospectus dated March 3, 1998 (the "Prospectus") and a prospectus supplement dated April 30, 1998 contained as part of the Registration Statement (the "Prospectus Supplement"), and (iii) the Company's contribution of the net proceeds of the Offering to FelCor Suites Limited Partnership, a

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FelCor Suite Hotels, Inc.
Morgan Stanley Dean Witter
Merrill Lynch & Co.
Prudential Securities Incorporated
Salomon Smith Barney
May 7, 1998
Page 2


Delaware limited partnership (the "Operating Partnership"), in exchange for preferred units of partnership interest in the Operating Partnership. You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Offering.

         The Operating Partnership currently owns, directly or indirectly, equity interests in 76 hotels and associated personal property (the "Current Hotels") through the following entities: (i) FelCor/CSS Holdings, L.P., a Delaware limited partnership, (ii) FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, (iii) Los Angeles International Airport Associates, L.P., a Texas limited partnership, (iv) Promus/FelCor Lombard Joint Venture, an Illinois general partnership, (v) MHV Joint Venture, a Texas general partnership, (vi) Promus/FelCor Parsippany Joint Venture, a New Jersey general partnership, (vii) E.S. Charlotte Limited Partnership, a Minnesota limited partnership, (viii) E.S. North, an Indiana Limited Partnership, an Indiana limited partnership, (ix) FCH/DT Holdings, L.P., a Delaware limited partnership, (x) FCH/DT BWI Holdings, L.P., a Delaware limited partnership, and (xi) certain joint ventures with Promus Hotels, Inc. ("Promus") each of which holds a Current Hotel (the "Promus Joint Ventures"). The Company and/or the Operating Partnership also owns equity interests in (a) FelCor/CSS Hotels, L.L.C., a Delaware limited liability company, (b) FelCor/LAX Hotels, L.L.C., a Delaware limited liability company,
(c) FelCor/LAX Holdings, L.P., a Delaware limited partnership, (d) Promus/FCH Development Company, L.L.C., a Delaware limited liability company, and (e) FCH/DT Hotels, L.L.C., a Delaware limited liability company. The entities referred to in this paragraph will be referred to collectively herein as the "Subsidiary Partnerships."

         The Operating Partnership or a Subsidiary Partnership, as applicable, leases each Current Hotel to DJONT Operations, L.L.C., a Delaware limited liability company, or an affiliate thereof (the "Lessee") pursuant to substantially similar operating leases (collectively, the "Leases"). Each of Promus, Coastal Hotel Group, Inc., American General Hospitality, Inc., and ITT Sheraton Corporation operates and manages certain of the Current Hotels on behalf of the Lessee pursuant to substantially similar management agreements (the "Management Agreements") with the Lessee.

         The Company has contracted to acquire equity interests in eight additional hotels and associated personal property (the "Starwood Hotels") from Starwood Hotels &

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FelCor Suite Hotels, Inc.
Morgan Stanley Dean Witter
Merrill Lynch & Co.
Prudential Securities Incorporated
Salomon Smith Barney
May 7, 1998
Page 3


Resorts. Upon the acquisition of the Starwood Hotels, the Operating Partnership or the applicable Subsidiary Partnership plans to enter into lease agreements with the Lessee with respect to the Starwood Hotels that are substantially similar to the Leases. Six of the Starwood Hotels are expected to be operated and managed on behalf of the Lessee by Promus pursuant to management agreements that are substantially similar to the Lessee's existing Management Agreements with Promus. The remaining two Starwood Hotels are expected to be operated and managed on behalf of the Lessee by Starwood Hotels & Resorts Worldwide, Inc. pursuant to management agreements that are substantially similar to the Management Agreements.

         On March 23, 1998, the Company entered into an agreement (the "Merger Agreement") with Bristol Hotel Company ("Bristol") whereby Bristol will merge into the Company. As a result of the Merger, the Company will acquire 109 hotels and associated personal property (the "Bristol Hotels") currently owned by Bristol. The Company will lease the Bristol Hotels to Bristol Hotels & Resorts ("BHR") pursuant to substantially similar operating leases (the "BHR Leases").

         In connection with the opinions rendered below, we have examined the following:

1. the Company's Articles of Amendment and Restatement, as duly filed with the Department of Assessments and Taxation of the State of Maryland on June 22, 1995, as amended on May 2, 1996, August 9, 1996, June 24, 1997, and November 13, 1997;

2.       the Company's Bylaws;

3. the minutes of meetings of the Company's board of directors held from May 22, 1997 through May 4, 1998;

4.       the Prospectus and the Prospectus Supplement;

5. the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated June 28, 1994 (the "Operating Partnership Agreement"), among the

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FelCor Suite Hotels, Inc.
Morgan Stanley Dean Witter
Merrill Lynch & Co.
Prudential Securities Incorporated
Salomon Smith Barney
May 7, 1998
Page 4


Company, as general partner, and several limited partners, as amended on November 17, 1995, January 9, 1996, and January 10, 1996;

6. Addendums Number 1 (and Annexes Number 1 and 2 thereto), dated January 9, 1996, and Number 2, dated May 2, 1996, to the Operating Partnership Agreement;

7. the Amended and Restated Agreement of Limited Partnership of FelCor/CSS Holdings, L.P., dated as of September 18, 1995, between FelCor/CSS Hotels, L.L.C., as general partner, and the Operating Partnership, as limited partner, as amended on March 31, 1996;

8. the Agreement of Limited Partnership of FelCor/St. Paul Holdings, L.P., dated as of November 8, 1995, between FelCor/CSS Hotels, L.L.C., as general partner, and the Operating Partnership, as limited partner, as amended on December 29, 1995;

9. the Amended and Restated Agreement of Limited Partnership of Los Angeles International Airport Associates, L.P., dated as of January 22, 1996, between FelCor/LAX Holdings, L.P., as general partner, and several limited partners, as amended on January 22, 1996;

10. the Amended and Restated Joint Venture Agreement of Promus/FelCor Lombard Venture, f.k.a. Embassy/Shaw Lombard Venture, dated August 1, 1995, between the Operating Partnership, Promus, and Embassy Development Corporation;

11. the Amended and Restated Joint Venture Agreement of MHV Joint Venture, dated as of July 18, 1996, between the Operating Partnership and Promus;

12. the Amended and Restated Joint Venture Agreement of Promus/FelCor Parsippany Venture, dated as of July 31, 1996, between the Operating Partnership and Promus;

13. the Amended and Restated Limited Partnership Agreement of E.S. Charlotte Limited Partnership, dated as of September 16, 1996, between the Operating Partnership and other venturers;

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FelCor Suite Hotels, Inc.
Morgan Stanley Dean Witter
Merrill Lynch & Co.
Prudential Securities Incorporated
Salomon Smith Barney
May 7, 1998
Page 5


14. the Amended and Restated Limited Partnership Agreement of E.S. North, an Indiana Limited Partnership, dated as of September 16, 1996, between the Operating Partnership and other venturers;

15. the Agreement of Limited Partnership of FCH/DT Holdings, L.P., dated as of February 27, 1997, among FCH/DT Hotels, L.L.C., as general partner, and the Operating Partnership and DTR Santa Clara, Inc., an Arizona corporation ("DTR Santa Clara"), as limited partners;

16. the Amended and Restated Agreement of Limited Partnership of FCH/DT BWI Holdings, L.P., dated as of March 20, 1997, between FCH/DT Hotels, L.L.C., as general partner, and FCH/DT Holdings, L.P., as limited partner;

17. the Limited Liability Company Agreement of FelCor/CSS Hotels, L.L.C., dated as of October 18, 1995, between the Company and the Operating Partnership;

18. the Limited Liability Company Agreement of FelCor/LAX Hotels, L.L.C., dated as of October 18, 1995, between the Company and the Operating Partnership;

19. the Agreement of Limited Partnership of FelCor/LAX Holdings, L.P., dated as of December 14, 1995, between FelCor/LAX Hotels, L.L.C., as general partner, and the Operating Partnership, as limited partner, as amended on April 1, 1996;

20. the Limited Liability Company Agreement of Promus/FCH Development Company, L.L.C., dated November 1996, between the Company and Promus;

21. the Limited Liability Company Agreement of FCH/DT Hotels, L.L.C., dated as of February 18, 1997, between the Company and DTR Santa Clara;

22. the Certificate of Incorporation of Kingston Plantation Development Corp. ("Kingston"), a corporation in which the Operating Partnership owns 100% of the nonvoting stock, representing 97% of the value of Kingston's outstanding stock;

23.      the Leases;

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FelCor Suite Hotels, Inc.
Morgan Stanley Dean Witter
Merrill Lynch & Co.
Prudential Securities Incorporated
Salomon Smith Barney
May 7, 1998
Page 6


24.      the Management Agreements;

25.      the tax opinions given by Bracewell & Patterson, L.L.P., dated June
26, 1996, April 30, 1996, December 20, 1995, May 18, 1995, and July 13, 1994,
regarding the Company's qualification as a REIT for its taxable years ended December 31, 1994 and December 31, 1995, and the tax opinion given by Bracewell & Patterson. L.L.P., dated April 26, 1995, regarding the tax-free reorganization of the Company (the "Bracewell & Patterson Opinions");

26.      the Merger Agreement;

27. the Form of Master Hotel Agreement dated March 23, 1998 among Bristol, BHR, the Company, and the Operating Partnership;

28. the Form of BHR Lease dated as of March 23, 1998 between the Operating Partnership and BHR; and

29. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinions rendered below, we have assumed generally that:

1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2. during its taxable year ending December 31, 1998 and subsequent taxable years, the Company has operated and will continue to operate in such a manner that makes and will continue to make the representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years;

3. the Company will not make any amendments to its organizational documents, the Operating Partnership Agreement, or the organizational documents of the Subsidiary
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FelCor Suite Hotels, Inc.
Morgan Stanley Dean Witter
Merrill Lynch & Co.
Prudential Securities Incorporated
Salomon Smith Barney
May 7, 1998
Page 7


Partnerships (the "Subsidiary Partnership Agreements") after the date of this opinion that would affect its qualification as a real estate investment trust (a "REIT") for any taxable year;

4. each partner or member of the Operating Partnership and the Subsidiary Partnerships (each, a "Partner") that is a corporation or other entity has a valid legal existence;

5. each Partner has full power, authority, and legal right to enter into and to perform the terms of the Operating Partnership Agreement and the Subsidiary Partnership Agreements and the transactions contemplated thereby; and

6. no action will be taken by the Company, the Operating Partnership, the Subsidiary Partnerships, the Partners, or Kingston after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

         In connection with the opinions rendered below, we have relied upon the Bracewell & Patterson Opinions and the correctness of the representations contained in the Officer's Certificate. After reasonable inquiry, we are not aware of any facts inconsistent with the representations set forth in the Officer's Certificate. Furthermore, where such representations involve matters of law, we have explained to the Company's representatives the relevant and material sections of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations thereunder (the "Regulations"), published rulings of the Internal Revenue Service (the "Service"), and other relevant authority to which such representations relate and are satisfied that the Company's representatives understand such provisions and are capable of making such representations.

         Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussions in the Prospectus and in the Prospectus Supplement under the caption "Federal Income Tax Considerations" (which are incorporated herein by reference), we are of the opinion that:
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FelCor Suite Hotels, Inc.
Morgan Stanley Dean Witter
Merrill Lynch & Co.
Prudential Securities Incorporated
Salomon Smith Barney
May 7, 1998
Page 8


                  (a) the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 1994 through December 31, 1997, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 1998, and in the future;

                  (b) the descriptions of the law and the legal conclusions contained in the Prospectus and the Prospectus Supplement under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussions thereunder fairly summarize the federal income tax considerations that are likely to be material to a holder of the Depositary Shares or the Series B Preferred Stock;

                  (c) the Leases will be treated as true leases for federal income tax purposes; and

                  (d) the Operating Partnership and the Subsidiary Partnerships will be treated for federal income tax purposes as partnerships and not as corporations or associations taxable as corporations or as publicly traded partnerships.

         We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for its 1998 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT.

         The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

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FelCor Suite Hotels, Inc.
Morgan Stanley Dean Witter
Merrill Lynch & Co.
Prudential Securities Incorporated
Salomon Smith Barney
May 7, 1998
Page 9


         We hereby consent to the references to Hunton & Williams under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

         The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax or other matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                           Very truly yours,


                                           /s/ HUNTON & WILLIAMS